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                         KENT ELECTRONICS CORPORATION

                         1996 EMPLOYEE INCENTIVE PLAN




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                         KENT ELECTRONICS CORPORATION

                         1996 EMPLOYEE INCENTIVE PLAN


                                   ARTICLE I

                                     PLAN

    1.1 PURPOSE. The Kent Electronics Corporation 1996 Employee Incentive Plan is intended to provide a means whereby certain Employees of Kent Electronics Corporation, a Texas corporation, and its Affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant Awards to certain Employees in the form of Incentive Stock Options, Nonqualified Stock Options and Performance Grants, subject to the terms of the Plan.

    1.2 EFFECTIVE DATE OF PLAN. The Plan is effective May 7, 1996, if within 12 months of such date, it shall have been approved by the vote of the holders of a majority of the shares of Stock of the Company present in person or by proxy and represented at a duly held shareholders' meeting. No Award shall be granted pursuant to the Plan after May 6, 2006.

                                 ARTICLE II

                                 DEFINITIONS

    The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

    2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.



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    2.2  "AWARD" means an award or grant made to an Employee under Articles V through IX herein.

    2.3 "AWARD AGREEMENT" means the written agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan.

    2.4 "BOARD OF DIRECTORS" or "Board" means the board of directors of the Company.

    2.5 "CHANGE OF CONTROL" means the happening of any of the following events:

         (i) the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or the Stock is converted into other securities, cash or other property in connection with such merger or consolidation;

         (ii) the Company is recapitalized in such a manner that shares of Stock are converted into or exchanged for other securities of the Company;

         (iii) the Company sells or otherwise disposes of substantially all its assets to another person, corporation or entity;

         (iv) over 30% of the then outstanding Stock is acquired by another corporation in exchange for stock (or stock and securities) of such corporation; or

         (v) over 30% of the then outstanding Stock is acquired in a single transaction or a series of related transactions.

    2.6  "CODE" means the Internal Revenue Code of 1986, as amended.

    2.7 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be both Disinterested Persons and Outside Directors. Any member who no longer qualifies as a Disinterested Person or an Outside Director shall automatically be removed from the Committee.

    2.8  "COMPANY" means Kent Electronics Corporation, a Texas corporation.

    2.9 "DISINTERESTED PERSON" means a "disinterested person" as that term is defined in Rule 16b-3 under the Exchange Act.


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    2.10 "EMPLOYEE" means a key employee employed by the Company or any
Affiliate to whom an Award is granted.

    2.11 "FAIR MARKET VALUE" means, on a particular date or on the most recent prior date on which Stock was traded, the reported closing price per share of the Stock of the Company as reported by the New York Stock Exchange, Inc. or other principal exchange or market on which the Stock is traded; in the event the Stock of the Company is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

    2.12 "INCENTIVE OPTION" means an option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

    2.13 "NONQUALIFIED OPTION" means an option granted under the Plan other than an Incentive Option.

    2.14 "OPTION" means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

    2.15 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies the requirements of Section 162(m) of the Code.

    2.16 "PERFORMANCE GRANT" means an Award, denominated in cash or in Stock, made to an Employee under Article VI which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

    2.17 "PLAN" means the Kent Electronics Corporation 1996 Employee Incentive Plan, as set out in this document and as it may be amended from time to time.

    2.18 "STOCK" means the voting common stock of the Company, without par value, or in the event that the outstanding shares of voting common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

    2.19 "10% SHAREHOLDER" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.


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                                 ARTICLE III

                                 ELIGIBILITY

    The individuals who shall be eligible to receive Awards shall be those Employees as the Committee shall determine from time to time. However, no non-Employee director shall be eligible to receive any Award or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if receipt of it would cause the individual not to be a Disinterested Person or Outside Director.

                                  ARTICLE IV

                   GENERAL PROVISIONS RELATING TO AWARDS

    4.1 AUTHORITY TO GRANT AWARDS. The Committee may grant Awards to those Employees as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Stock to be covered by any Award to be granted to an Employee shall be as determined by the Committee.
Each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. Except as otherwise provided herein, no Award granted pursuant to the Plan shall vest in whole or in part in less than six months after the date the Award is granted. An Employee who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years. The Committee may, in its discretion, waive or accelerate any restrictions to which the Awards may be subject; provided, however, that the Committee may not alter, amend or modify pre-established performance based criteria to which any Award may be subject.

    4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 1,600,000 shares. The shares of Stock may be treasury shares or authorized but unissued shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

    In the event that any Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to that Award may again be subject to an Award under the Plan. Upon approval by the shareholders of the Plan, the Committee will not issue any additional stock options under the Company's Amended and Restated 1987 Stock Option Plan.

    4.3 NON-TRANSFERABILITY. Except as set forth below, the Awards granted hereunder shall not be transferable by the Employee otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the Employee's lifetime, Awards granted hereunder shall be


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exercisable only by the Employee.  The Committee may grant Awards that are transferable, without payment of consideration, to immediate family members of the Employee or to trusts or partnerships for such family members; the Committee may also amend outstanding Awards to provide for such transferability.

    4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.

    4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

    In the event of any change in the outstanding shares of Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, liquidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of shares of Stock available for Awards, such adjustment may be made by the Committee subject to Section 162(m) of the Code, and shall be final, conclusive and binding for all purposes of the Plan.



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    4.6  TERMINATION OF EMPLOYMENT.  Except as specifically provided herein, the Committee shall set forth in the Award Agreement the status of any Award or shares of Stock underlying any Award upon the termination of the Employee's employment for any reason.

    4.7 ELECTION UNDER SECTION 83(b) OF THE CODE. No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to the Employee under the Plan.


                                  ARTICLE V

                                   OPTIONS

    5.1 TYPE OF OPTION. The Committee shall specify whether a given option shall constitute an Incentive Option or a Nonqualified Option.

    5.2 OPTION PRICE. The price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (b) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share. In the case of any 10% Shareholder, the price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 110% of the Fair Market Value per share of Stock on the date the Incentive Option is granted or (b) the per share par value of the Stock on the date the Incentive Option is granted.

    The price per share at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (b) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share.

    5.3 DURATION OF OPTIONS. No Option shall be exercisable after the expiration of ten years from the date the Option is granted. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

    5.4 AMOUNT EXERCISABLE. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee


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during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

    5.5 EXERCISE OF OPTIONS. Subject to the tax withholding requirements set forth in Section 9.3 herein, options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and the address to which the certificates representing shares of Stock issuable upon the exercise of such Option shall be mailed, together with: (a) cash, check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option Price of the shares, (b) Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise, and/or (c) any other form of payment which is acceptable to the Committee. In order to enable an Employee to have sufficient funds to pay the Option Price, the Committee may, to the extent permitted by law, cause the Company to loan funds to the Employee, to guarantee a loan by a third party to the Employee or to take such other action as the Committee deems appropriate. The proceeds of the sale of shares subject to the Options are to be added to the general funds of the Company and used for its corporate purposes. No fractional shares shall be issued under the Plan.

    Subject to the tax withholding requirements set forth in Section 9.3 herein, as promptly as practicable after receipt of written notification and payment, the Company or a stock transfer agent of the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee's name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the Option Price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified by the Employee.

    Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by the Company or a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

    5.6 SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to


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become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

    5.7 NO RIGHTS AS STOCKHOLDER. No Employee shall have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate is issued for the Stock.

    5.8 LIMITATIONS. The maximum number of Options which may be awarded under this Article V during the term of the Plan shall be 1,600,000 shares, and the maximum number of Options which may be awarded to any Employee under this
Article V during the term of the Plan shall be 1,600,000 shares.

    5.9 CHANGE IN CONTROL. On a date at least 30 days prior to the effective date of a Change in Control, any limitations as to the amount exercisable each year may be modified at the discretion of the Committee so that all Options from and after such date shall, if the Committee in its discretion so determines, be exercisable in full. In addition, with respect to any event described in clauses (i) through (v) of the definition of Change in Control, either (a) after the effective date of such Change in Control, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Stock, shares of such stock or other securities of the Company or the surviving or acquiring corporation or such other property at the same rate per share as the holders of shares of Stock received pursuant to the Change in Control, or (b) all outstanding Options may be canceled by the Board as of the effective date of the Change in Control, provided that notice of such cancellation shall be given to each holder of an Option and each holder of an Option shall have the right to exercise such Options in full (without regard to any limitations that might be set forth in the Award Agreement) during a 30-day period preceding the effective date of the Change in Control.


                                  ARTICLE VI

                             PERFORMANCE GRANTS

    6.1 PERFORMANCE GRANTS AND ELIGIBILITY. The Committee, in its sole discretion, may designate certain key Employees of the Company who are eligible to receive a Performance Grant if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Performance Grant, the Committee may, in its discretion, consider the nature of the Employee's duties, past and potential contributions to the success of the Company


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and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

    6.2 ESTABLISHMENT OF PERFORMANCE GRANT. The Committee shall determine the terms of the Performance Grant, if any, to be made to an Employee for such period designated by the Committee (the "Performance Cycle").

    6.3 CRITERIA FOR PERFORMANCE GOALS. The performance goals shall be pre-established by the Committee in accordance with Section 162(m) of the Code and regulations issued thereunder. Performance goals determined by the Committee may be based upon, but are not limited to, net profits, operating income, Stock price, earnings per share, sales and/or return on equity.

    6.4 COMMITTEE CERTIFICATION. The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Performance Grant by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Performance Grant, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

    6.5 PAYMENT AND LIMITATIONS. Performance Grants shall be paid on or before the 30th day following both (a) the end of the Performance Cycle and (b) certification by the Committee that the performance goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

    The maximum amount which may be paid to any Employee pursuant to one or more Performance Grants under this Article VI shall not exceed $8 million per year.

    6.6 TERMINATION OF EMPLOYMENT DURING PERFORMANCE CYCLE. Unless the terms of an employment agreement, severance agreement or the Award Agreement provide otherwise, if an Employee's employment with the Company and all Affiliates terminates during a Performance Cycle (other than in connection with or within one year after a Change of Control), he shall not be entitled to any payment under this Article VI for that Performance Cycle.

    6.7 CHANGE IN CONTROL. Upon a Change in Control, all Performance Grants shall become immediately payable to the fullest extent of the Award regardless of whether the Performance Cycle (hereinafter defined) upon which it is based has been completed.


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                                  ARTICLE VII

                                 ADMINISTRATION

    The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards granted thereunder shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

         (a) determine the Employees to whom and the time or times at which Awards will be made,

         (b) determine the number of shares and the purchase price of Stock or dollar amount of cash covered in each Award, subject to the terms of the Plan,

         (c) determine the terms, provisions and conditions of each Award, which need not be identical,

         (d) define the effect, if any, on an Award of the death, disability, retirement, or termination of employment of the Employee,

         (e) proscribe, amend and rescind rules and regulations relating to administration of the Plan, and

         (f) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

    The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.



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                                 ARTICLE VIII

                       AMENDMENT OR TERMINATION OF PLAN

    The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent the Board desires for any amendment to the Plan to maintain qualification of the Plan under Rule 16b-3 promulgated under the Exchange Act, no amendment that would (a) materially increase the number of shares of Stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.


                                  ARTICLE IX

                                MISCELLANEOUS

    9.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

    9.2 NO EMPLOYMENT OBLIGATION. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

    9.3 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the cash payment of a Performance Grant, or issuance of Stock in payment of a Performance Grant. In the alternative,


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the Company may require the Employee (or other person exercising the Option or receiving Stock) to pay the sum directly to the employer corporation. If the Employee (or other person exercising the Option or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered (a) on the date of exercise, or (b) on the date of payment of all or part of a Performance Grant in Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee's decision to pay all or part of the Performance Grant in Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Stock is sufficient to cover all sums due with respect to that exercise or issuance of Stock. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

    9.4 FORFEITURE FOR DISHONESTY. Notwithstanding anything to the contrary in the Plan, if the Committee finds, after full consideration of the facts presented on behalf of both the Company and the Employee, that the Employee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his employment by the Company which damaged the Company or an Affiliate, or for disclosing trade secrets of the Company or an Affiliate, the Employee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates. The decision of the Committee shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Employee by the Company in any manner.

    9.5 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company to the fullest extent allowed under the Texas Business Corporation Act.

    9.6 GENDER. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.

    9.7 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

    9.8 OTHER COMPENSATION PLANS. The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

    9.9 OTHER AWARDS. The grant of an Award shall not confer upon the Employee the right to receive any future or other Awards under the Plan, whether or not Awards may be


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granted to similarly situated Employees, or the right to receive future Awards upon the same terms or conditions as previously granted.

    9.10 GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.








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